UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Resolute Holdings Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42458	33-1246734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 5B New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 256-8405

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	RHLD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introductory Note

As previously disclosed by Resolute Holdings Management, Inc. (the “Company,” “we” or “us”), on November 2, 2025, CompoSecure, Inc., a Delaware corporation (“CompoSecure, Inc.”) and the parent of our managed company, CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”), together with certain of its subsidiaries, entered into a Share Purchase Agreement (as it may be amended from time to time, the “Transaction Agreement”) with Husky Technologies Limited (“Husky”), Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management (collectively, the “Platinum Parties”). On November 2, 2025, concurrently with the execution of the Transaction Agreement, CompoSecure also entered into purchase agreements (the “Purchase Agreements”) with certain investors named therein.

On January 12, 2026 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Transaction Agreement, CompoSecure completed its combination with Husky (the “Transaction”) for aggregate consideration of approximately $3.953 billion in cash and 55,297,297 shares of CompoSecure’s Class A Common Stock, par value $0.0001 per share (“CompoSecure Common Stock”), subject to the adjustments set forth in the Transaction Agreement. Concurrently with the closing of the Transaction, CompoSecure also completed the transactions contemplated under the Purchase Agreements and issued and sold to the investors party thereto (collectively, the “CompoSecure PIPE Investors”) in a private placement an aggregate of 106,056,083 shares of CompoSecure Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Transaction, an indirect subsidiary of the CompoSecure, Inc. that will hold, directly or indirectly, the business of Husky following the closing (“Husky Holdings”), entered into a management agreement (the “Management Agreement”) with us on the Closing Date.

Pursuant to their terms, there will be no duplication of fees under the Management Agreement our existing management agreement with CompoSecure Holdings (the “CompoSecure Management Agreement”). Pursuant to the Management Agreement, we are responsible for managing the day-to-day business and operations, and overseeing the strategy, of Husky Holdings and its subsidiaries. Husky Holdings agreed to pay us a quarterly management fee (the “Management Fee”), payable in arrears, in a cash amount equal to 2.5% of Husky Holdings' last 12 months' Adjusted EBITDA, measured for the period ending on the fiscal quarter then ended, as defined in the Management Agreement. Pursuant to the Management Agreement, Husky Holdings is also required to reimburse us and our affiliates for our documented costs and expenses incurred on behalf of Husky Holdings, subject to certain exceptions, in our sole discretion. Following its initial ten-year term, the Management Agreement will automatically renew for successive and additional ten-year terms, unless terminated in accordance with its terms. We and Husky Holdings may each terminate the Management Agreement upon the occurrence of certain other limited events, and in connection with certain of these limited events, we have the right to require Husky Holdings to pay a termination fee, which may be paid in cash, shares of CompoSecure Common Stock or a combination of cash and shares of CompoSecure Common Stock. The Management Agreement also provides for certain indemnification rights in our favor, as well as certain additional covenants, representations and warranties.

The foregoing description of the Management Agreement and the transactions contemplated thereby is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section titled “Introductory Note” and in Item 1.01 of this Current Report is incorporated herein by reference.

The descriptions of the Transaction Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the actual terms of the Transaction Agreement and the form of Purchase Agreement, which were filed as Exhibit 2.1 and Exhibit 10.6 to CompoSecure’s Current Report on Form 8-K filed with the SEC on November 4, 2025 and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the closing of the Transaction, CompoSecure assumed the indebtedness of Husky, including (i) $1,723.8 million aggregate principal amount outstanding under Husky’s existing U.S. dollar denominated term loan facility (the “Existing Husky Term Loan”), (ii) $350.0 million aggregate principal amount drawn on the Closing Date under Husky’s existing U.S. dollar denominated delayed draw term loan facility (the “Existing Delayed Draw Term Loan”), (iii) $50.0 million aggregate principal amount outstanding under Husky’s existing multi-currency super priority revolving credit facility (the “Existing Husky Revolver” and, together with the Existing Husky Term Loan and the Existing Husky Delayed Draw Term Loan, the “Existing Husky Credit Facilities”), and (iv) $1,000.0 million aggregate principal amount of 9.000% senior secured notes due 2029 (the “Existing Husky Notes”). In connection with the Transaction, CompoSecure commenced transactions to refinance the Existing Husky Credit Facilities and the Existing Husky Notes, which are expected to close on January 14, 2026. Additionally, Husky has issued a conditional notice of partial redemption and a conditional notice of full redemption pursuant which Husky will redeem all of the Existing Husky Notes on January 13, 2026.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 9, 2026, the audit committee of the board of directors of the Company (the “Board”) (i) approved the dismissal of Grant Thorton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm and (ii) appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2026. Grant Thornton was previously engaged to audit the Company's consolidated financial statements for the year ending December 31, 2025. The appointment of EY does not affect Grant Thornton’s engagement for the year ended December 31, 2025.

The audit report of Grant Thornton on the Company’s consolidated financial statements as of December 31, 2024 and for the period from September 27, 2024 (date of inception) to December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from September 27, 2024 to December 31, 2024, and the subsequent interim period through January 12, 2026, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its audit report on the Company’s consolidated financial statements as of December 31 ,2024 and for the period from September 27, 2024 to December 31, 2024, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the United States Securities and Exchange Commission (the “SEC”) and requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether Grant Thornton agrees to the statements made by the Company herein. A copy of the letter from Grant Thornton addressed to the SEC and dated as of January 12, 2026 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the period from September 27, 2024 to December 31, 2024, and the subsequent interim period through January 12, 2026, neither the Company nor anyone on the Company’s behalf consulted with EY with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided by EY to the Company that EY concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

Pro forma financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d)          Exhibits.

Exhibit No.	Description
10.1*	Management Agreement, dated as of January 12, 2026, by and between Forge New Holdings, LLC and Resolute Holdings Management, Inc.

16.1	Letter from Grant Thornton LLP to the U.S. Securities and Exchange Commission, dated January 12, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2026

RESOLUTE HOLDINGS MANAGEMENT, INC.

By:	/s/ Kurt Schoen
Name: Kurt Schoen
Title: Chief Financial Officer